                                 SCHEDULE  14A
                                 (Rule 14a-101)

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               M.H. RHODES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                M. H. RHODES, INC.
                    99 Thompson Road, Avon, Connecticut 06001

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 19, 1997

          To the Stockholders:

          The Annual Meeting (the "Annual Meeting") of the Stockholders of
          M. H. Rhodes, Inc. (the "Company") will be held at the offices of the Company, 99 Thompson Road, Avon, Connecticut 06001 on Thursday, June 19, 1997 at 10:00 A.M. local time, for the following purposes:

                    1. To elect a Board of Directors for the ensuing year or until their successors are elected and duly qualified;

                    2. To approve the selection of Riggs & Associates, LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 1997; and

                    3. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

          Only stockholders of record at the close of business on May 20, 1997 will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Stockholders who do not expect to attend the meeting in person are urged to fill out, sign and mail promptly, the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            Sharon L. Vanasse
                                            Corporate Secretary

         Avon, Connecticut
         May 23, 1997

                                PROXY STATEMENT

     This statement and accompanying proxy card or participant instruction form is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of M. H. Rhodes, Inc., a Delaware corporation, (the "Company"), for use at the Annual Meeting of Stockholders on June 19, 1997 or any adjournments or postponements thereof(the "Annual Meeting"), and was first sent to stockholders on or about May 23, 1997. Solicitation expenses will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and ESOP committee members of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The total estimated amount to be spent is $4,000.00 and the amount spent to date is $3,000.00. All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person or by giving written notice of the revocation to the Secretary of the Company.

     Management knows of no matters to be brought before the Annual Meeting other than those referred to herein. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                               VOTING PROCEDURES

     A plurality of the votes cast at such meeting at which a quorum is present is required for the election of a director, the appointment of auditors and the approval of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Votes will be counted manually. Abstentions and no votes will not be counted. If no instructions are given, all shares represented by valid proxies will be voted FOR Proposal Nos. 1 and 2.


                               VOTING SECURITIES

     Only holders of record of the outstanding shares of the common stock, $1.00 par value, at the close of business on May 20, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting. On the Record Date there were outstanding and entitled to vote 196,736 shares of common stock, each entitled to one vote. Treasury shares are excluded from this total. The presence, in person or by proxy, of a majority of the aggregate number of shares of common stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the meeting.


                            NOMINEES FOR DIRECTOR

     At the meeting five directors are to be elected, each to serve for a term of one year or until his successor is elected and duly qualified. Although the Company's By-laws provide for up to nine directors, there were only four members of the Board of Directors at the time of Mr. LeMay's passing on March 27, 1997. Pursuant to the By-laws, the remaining Board members, Mr. Campanelli, Mr. Doyle and Mr. Morelli, recently elected Mr. Mayerhofer and Mr. Pogmore as successors.

     The whole Board constitutes the Nominating Committee and recommends the following slate of nominees for election as director.

                         Year First
     Name          Age     Elected             Business Experience
     ----          ---     -------             -------------------
A. J. Campanelli    61      1978     Mr. Campanelli is the Director of
                                     Business Development for Webster Bank.
                                     Previously, he retired from Shawmut National
                                     Bank in 1992, where he had been a Senior
                                     Vice President since 1977.

E. J. Doyle         76      1985     Mr. Doyle retired from the Company in 1989.
                                     He stepped down as President of the Company
                                     in 1987 and assumed a position as one of
                                     the Company's Vice Presidents as an Account
                                     Executive until his retirement.  He had
                                     served as President of the Company since
                                     1985.  Previously, he had been Vice President
                                     of the Company since 1953.

                         Year First
     Name          Age     Elected             Business Experience
     ----          ---     -------             -------------------
J. T. Mayerhofer    52      1997     Mr. Mayerhofer has been a principal of J.T.M.
                                     Associates, a Consulting Firm focused on small
                                     company productivity and profit improvement,
                                     since 1994.  Prior to this, Mr. Mayerhofer was
                                     President and Chief Executive Officer of Knowaste
                                     North America, a start-up venture for the recycling
                                     of personal care products between 1993 - 1994.
                                     Before this, he was with The Dexter Corporation for
                                     10 years.   His last four being President and
                                     Corporate Vice President for the Specialty Materials
                                     and Services Group.  This Group manufactured and
                                     distributed nonwovens, magnetic material and water
                                     treatment services.

J. L. Morelli       66      1989     Mr. Morelli was appointed President and
                                     Chairman of the Board in 1989.  Previously,
                                     since 1988, he had been Acting General Manager,
                                     and prior to this, he had been Vice President
                                     of Operations since 1987.  From 1985 to 1987,
                                     he was Vice President of Operations with
                                     Rapid Power Technologies, manufacturers of
                                     power supplies.  Between 1978 and 1985, he
                                     served as Executive Vice President and Vice
                                     President of Operations for Napco, Division
                                     of Thermo-Electron, manufacturers of auto-
                                     plating equipment.

J. W. Pogmore       61      1997     Mr. Pogmore has been President of the Cramer
                                     Company since 1989.  Cramer is a major manufact-
                                     urer of sub-fractional horsepower gear motors.
                                     Prior to that, from 1985 to 1989, Mr. Pogmore
                                     was President of Measurement Systems, Inc., a
                                     leading manufacturer of electronic components
                                     and controls serving primarily information
                                     processing, medical and defense industries.
                                     Before becoming President, he was Vice Pres-
                                     ident of Marketing, directing world-wide sales
                                     functions.

     In the absence of contrary instructions, the proxies will be voted for the nominees above named. All these nominees have consented to being nominated and named herein, and to serve as directors if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such persons are designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unavailable for election.

     There are no standing audit, nominating or compensation committees of the Board of Directors. The Board of Directors will consider nominees recommended by stockholders for the 1998 Annual Meeting if such recommendations are received in writing by the Secretary of the Company before January 23, 1998.

     The Board of Directors met four times in 1996. Each director attended all four meetings during the period in which he served except for Mr. LeMay who attended three.

                             INDEPENDENT ACCOUNTANTS


    Riggs & Associates, LLP, the Company's Certified Public Accounting firm audited the Company's financial records and prepared financial statements for the years ended December 31, 1996 and December 31, 1995. For the year ended December 31, 1994, Whittlesey & Hadley, P.C. audited the Company's financial statements.

    The Board of Directors recommends the appointment of Riggs & Associates, LLP as the Company's Independent Accountants for 1997. A representative of Riggs & Associates, LLP will also be available at the meeting to respond to questions or make a statement if he/she desires to do so.

     The Board of Directors of M. H. Rhodes, Inc. approved the recommendation of the Company's Officers to dismiss Whittlesey & Hadley, P.C., 147 Charter Oak Avenue, Hartford, Connecticut 06106 as its independent accountants and to engage the accounting firm of Riggs & Associates, LLP, One State Street, Hartford, Connecticut 06103 as the Company's independent accountants for 1995. The engagement of Whittlesey & Hadley, P.C., ceased as of January 31, 1996.

     Whittlesey & Hadley, P.C. served as auditors for the Company for 1994. Whittlesey & Hadley, P.C.'s report on the financial statements as of December 1994 for the year then ended was unqualified.

     The Company's Audit Committee of the Board of Directors approved the change in the accountants.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information with respect to the beneficial ownership of the common stock of the Company as of May 20, 1997 by each person who is known by the Company to own beneficially more than 5% of the common stock, by each director of the Company and by all officers and directors as a group, is set forth in the following table.

                                                 Amount and
                        Name of                  Nature of
   Title of           Beneficial                 Beneficial       Percent of
    Class               Owner                    Ownership(1)        Class
    -----               -----                    ------------        -----
Common Stock    M. H. Rhodes, Inc. Employee       97,061             49.33
                Stock Ownership Trust For The
                Non-Bargaining Unit Employee
                Group(2)

Common Stock    A. J. Campanelli                    -                  -

Common Stock    E. J. Doyle                        2,025              1.02

Common STock    J. T. Mayerhofer                    -                  -

Common Stock    J. L. Morelli                      7,071 (3)          3.59

Common Stock    J. W. Pogmore                       -                  -

Common Stock    All Officers and Directors (8)
                as a group                        29,343 (3)         14.91

(1) Record ownership unless otherwise indicated.

(2) Mailing address: 99 Thompson Road, Avon, Connecticut 06001

(3) Includes shares allocated to ESOP accounts respectively for Mr. Morelli (7,071) and all other Officers and Directors as a group (25,818). See "COMPENSATION - Employee Stock Ownership Plan."


                               COMPENSATION

Compensation - Executive Officers

     No officer of the Company was paid cash compensation in excess of $100,000 in 1996. All executive officers as a group (4 persons) received $277,564 for the year ended December 31, 1996. The information concerning Mr. Morelli's compensation is required to be disclosed because of his position as Chief Executive Officer, notwithstanding that his salary did not exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation
         Name and                             --------------------    All Other
     Principal Position          Year         Salary($)   Bonus($)  Compensation(1)
     ------------------          ----         ---------   --------  ---------------
Joseph L. Morelli                1996         $ 97,405       -0-      $ 16,944
Chairman of the Board            1995         $ 94,474       -0-      $ 15,446
and Chief Executive Officer      1994         $ 90,240       -0-      $ 14,858

(1) Includes amounts allocated under the Company's Employee Stock Ownership Plan during 1996 as a result of Company contributions and interest earned on plan assets including previously allocated shares of the Company. As of January 1, 1997 the vested interest for Mr. Morelli was 100%. See "COMPENSATION - Employee Stock Ownership Plan".

Compensation - Employee Stock Ownership Plan

    The Company has an Employee Stock Ownership Plan ("ESOP") for the benefit of its non-bargaining unit employees with a related trust("ESOT"). The ESOP has one trustee appointed by the Board of Directors. The ESOP is administered and directed by a committee of five employees appointed annually by the Board of Directors.

    Each employee becomes a participant in the ESOP on the earlier January 1 or July 1 as when such employee has both attained age 21 and completed twelve months of service in which the employee worked not less than one thousand hours.

    The ESOP is funded solely by contributions from the Company to the ESOT in such amounts and at such frequency as the Board of Directors determines. The trustee of the ESOP, upon the direction of the administrative committee of the ESOP, invests ESOT funds primarily in Company stock. The trustee, upon the direction of the administrative committee, is also authorized to borrow funds to acquire stock. Shares acquired with loan proceeds are held in an ESOT suspense account and only allocated to the various participants' accounts as Company contributions are received by the ESOT and allocated to the participants' accounts.

    Account balances that are forfeited due to the departure of employees prior to complete vesting are reallocated among the accounts of other participants. Allocations of contributions and forfeitures are made as of December 31 to participants employed on December 31 with 50% of such contributions and forfeitures being apportioned pro rata and 50% being apportioned based upon the ratio of the individual participant's compensation to total participant compensation. The trust's net income or loss is allocated to each participant in proportion to the participant's account balance.

    Stock held in the ESOT is voted by the trustee. The trustee votes shares that are allocated to participants in accordance with instructions from the participants on the basis of the number of shares allocated to their accounts. In the absence of instructions, shares are not voted. Unallocated shares are voted in the same ratio as the voting instructions given by the participants. Similar procedures govern the trustee's response in the event that there should be a tender or exchange offer for Company stock.

    Presently a participant becomes fully vested after a period of seven years. Upon expiration of 60 days following attainment of retirement age or death, employees are entitled to receive the vested portion of the assets in their accounts in payment of cash and/or Company stock over a period of ten years. Employees terminating for other reasons are not entitled to a distribution until after a one year break in service. No shares of the Company's common stock was purchased by the Company from the ESOT during 1996, however, during the second quarter of 1997, 5,863 shares of the Company's common stock was purchased by the Company from the ESOT and retired to Treasury.

    In 1985, the ESOT purchased 96,461 shares from the estate of a former principal stockholder, M. H. Rhodes, Jr. for $2,700,908. Of the Purchase Price, $2,550,000 was provided by a loan to the ESOT from the Company. The loan matures on December 1, 2000 and interest is to be paid on the loan by the ESOT at a rate equal to that payable by the Company under a Loan Agreement, dated December 19, 1985 (the "Loan Agreement"), between the Company and Connecticut National Bank (N/K/A Fleet Bank), now Wilshire Credit Corporation pursuant to which the Company borrowed from Fleet Bank the funds lent by the Company to the ESOT. The Loan Agreement provides that the loan from Fleet Bank to the Company bears interest at a rate equal to 82.5% of the Bank's prime rate, as such rate is announced from time to time. The Loan Agreement contains a number of other covenants of the Company including one which requires the Company to make additional payments to Fleet Bank if the bank is required to pay any kind of tax on the portion of the interest being paid to it by the Company that is now exempt from taxation pursuant to Internal Revenue Code Section 133. The loan was sold by Fleet Bank to Wilshire Credit Corporation in December, 1996. The Wilshire Credit Corporation loan is secured by a mortgage on the Company's real property in Avon, Connecticut.

DIRECTOR COMPENSATION

    Company employees serving as directors received no remuneration as directors; all other directors received $400.00 for each board meeting attended.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Board of Directors uses its best faith business judgment to establish the Chief Executive Officer's compensation based on what it considers to be reasonable for a person in this capacity, industry and geographic area.

                              TOTAL MARKET RETURN

Set forth below is a line graph comparing the yearly percentage change and the five-year cumulative total stockholder return on the Company's shares against the cumulative total return of the S&P Composite 500 Stock Index. The changes from year to year are based on estimated data supplied by a brokerage firm that follows the stock of the Company, as there is no generally recognized or established public trading market for the stock of the Company.

A reasonable comparison cannot be made with a comparable company as there are none.

                  1991       1992       1993       1994       1995       1996
                  ----       ----       ----       ----       ----       ----
S&P 500           $100       $108     $  118      $120       $165      $  203

M.H. Rhodes       $100       $125     $87.50      $125       $125      $87.50



                           STOCKHOLDER PROPOSALS

     Stockholder proposals must be received before January 23, 1998 in order to be included, if appropriate, in the Company's 1998 proxy material.

                              ANNUAL REPORT

     The Company's annual report to stockholders for the year ending December 31, 1996 is enclosed. On written request to Allan D. Springer, Vice President Finance, M. H. Rhodes, Inc., 99 Thompson Road, Avon, CT 06001, shareholders may receive a free copy of the Company's latest annual report submitted on Form 10-K, as filed with the Securities and Exchange Commission.

                              OTHER MATTERS

     The Company is not aware of any other matters to be presented to the meeting but if any other matters should properly come before the meeting, the proxies will be voted by the persons named therein, in accordance with their judgment.

                                             By Order of the Board of Directors

                                             Sharon L. Vanasse
                                             Corporate Secretary

                      PARTICIPANT INSTRUCTION FORM (PROXY)

                M. H. RHODES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                   FOR THE NON-BARGAINING UNIT EMPLOYEE GROUP

                  PARTICIPANT INSTRUCTIONS TO TRUSTEE REGARDING
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 19, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Participant's Name:
                    --------------------------------------------------------

Number of Shares Participant May Instruct Trustee (Proxy) On:
                                                              --------------

The Board of Directors recommends that you instruct the Trustee (Proxy) to vote FOR each of Proposals 1 and 2, listed below.

     THE SHARES REPRESENTED BY THIS PARTICIPANT INSTRUCTION FORM WILL BE VOTED BY THE TRUSTEE (PROXY) AS DIRECTED BELOW. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM (2).

     (1)  For the election of A. J. Campanelli; E. J. Doyle; J. T. Mayerhofer;
          J. L. Morelli and J. W. Pogmore as directors. STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE(S).

                     Yes                  No
                 ---                  ---

     (2) To approve the selection of Riggs & Associates, LLP as independent auditors to examine the Company's accounts for the year ending December 31, 1997.

                     Yes                  No              Abstain
                 ---                  ---             ---

     (3) In its discretion, the Trustee (Proxy) is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


--------------------------------------              ------------------------
Signature                                           Date

IMPORTANT: In signing this Participant Instruction Form, please sign your name on the signature line above in the same way it is printed on the top of the page. Please notify the Trustee of any change in address.

Please return promptly to Allan D. Springer, M. H. Rhodes, Inc., 99 Thompson Road, Avon, CT 06001.

If you attend the meeting and wish to change your instructions, you may do so in writing at that time.

                            M.H. RHODES, INC. PROXY
                                98 THOMPSON ROAD
                                 AVON, CT 06001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J.L. Morelli, A.D. Springer and S.L. Vanasse as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of M.H. Rhodes, Inc. held of record by the undersigned on May 20, 1997 at the annual meeting of shareholders to be held on June 19, 1997 at the office of the Corporation, or any adjournment thereof.

               (Continued and to be signed and dated on reverse)



                                                         Please mark
                                                        your votes as  [ X ]
                                                        indicated in
                                                        this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM (1) AND FOR THE PROPOSAL IN ITEM (2).



1. ELECTION OF DIRECTORS

                                        FOR             AGAINST
   A.J. Campanelli                      [ ]               [ ]

   E.J. Doyle                           [ ]               [ ]

   J.T. Mayerhofer                      [ ]               [ ]

   J. L. Morelli                        [ ]               [ ]

   J.W. Pogmore                         [ ]               [ ]


2. PROPOSAL TO APPROVE THE APPOINTMENT OF RIGGS & ASSOCIATES,
   LLP as the independent public accountants of the company.

            FOR                AGAINST           ABSTAIN
            [ ]                  [ ]               [ ]

3. TO ACT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


IMPORTANT: In signing this proxy, please sign your name(s) on the signature line below in the same way it is printed at left. Each joint tenant should sign. When signing as Attorney, Executor, Administrator, Trustee or Guardian please give full title as such. Please notify the Company of any change in address.

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                           Signature if held jointly

Dated ____________________________________________________________________, 1997

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.